
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter
Cornerstone Fund II and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                      28,057,189
<SECURITIES>                                         0
<RECEIVABLES>                                  133,010
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              31,558,306<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                31,558,306<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            11,604,765<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,722,106
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,882,659
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,882,659
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,882,659
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,368,107.
<F2>Liabilities include redemptions payable of $134,889, accrued incentive fees of $307,567, accrued management fees of $104,238 and common administrative expenses payable of $81,314.
<F3>Total revenues includes realized trading revenue of $104,238, net change in unrealized of ($947,973) and interest income of $1,471,022.

